Exhibit 99.1

News Release

Contacts:
Magma Design Automation Inc.
Monica Marmie	Milan G. Lazich
Marketing Communications Manager	Vice President, Corporate Marketing
(408) 565-7689	(408) 565-7706
monical@magma-da.com	milan.lazich@magma-da.com

Magma Revises Second-Quarter Outlook

Revenue and EPS Expected Within Target Ranges

SANTA CLARA, Calif., October 6, 2004 — Magma® Design Automation Inc. (Nasdaq: LAVA) today revised its outlook for the second fiscal quarter ended Sept. 30, 2004. Magma expects total revenue for the quarter to be in the range of $35 million to $39 million, matching the target revenue range the company announced during its July 28 earnings call. Magma also expects pro-forma earnings per share (EPS) for the quarter to be between $0.18 and $0.22, also matching the target range announced during the July 28 earnings call, and at this time has no update to guidance for EPS according to generally accepted accounting principles (GAAP).

Magma expects total orders (bookings) to be in the range of $37 million to $45 million for the second quarter, below the target range of $70 million to $90 million that the company gave as guidance during its July 28 earnings call. This bookings result was due primarily to delays in certain customers’ purchasing decisions near the end of the quarter. “A small number of mid-size orders that were expected to close in the quarter were delayed by the customers,” said Roy E. Jewell, Magma’s president and chief operating officer. “These customers indicated they still intend to complete their purchases with Magma, and although they could not close the transactions within the quarter-ending timeframe we still expect them to be completed – none were lost to competitive pressures. We see many of our customers having a lack of visibility in their businesses and continuing to spend their R&D budgets judiciously. As a result, we see no change in our previously stated perspective that overall EDA spending will remain flat to down for the next year.”

“Although we are pleased that our revenue and profit expectations for the second quarter are within our target ranges, we are obviously disappointed that our bookings are expected to fall short of expectations and we do not consider the quarter a success,” said Rajeev Madhavan, Magma chairman and chief executive officer.

Second-quarter results are preliminary and are subject to the company’s management completing its customary quarterly closing and review procedures, and the independent auditors completing their review procedures. Magma expects to release its final second-quarter results on Oct. 28 and to file its Quarterly Report on Form 10-Q no later than Jan. 26, 2005.

Business Outlook

“Given the difficulty we experienced in getting orders to closure this quarter, we consider it prudent to reduce the risk in our financial guidance for the remainder of this fiscal year,” said Greg Walker, Magma chief financial officer. “We are leaving the orders guidance range for the December-ending quarter unchanged at $50 million to $70 million, but we are lowering the orders guidance range for the March-ending quarter to between $70 million and $90 million. These revised ranges, combined with the actual first-quarter results and anticipated second-quarter results, represent a reduction of between 10 percent and 15 percent to the full-year orders guidance we gave at the start of the current fiscal year, which will end March 31, 2005, and an average annual growth rate of 15 percent over fiscal 2004 orders. We expect revenue to be between $37 million and $40 million in the third quarter and between $39 million and $42 million in the fourth quarter. These revised ranges, combined with the actual first-quarter results and anticipated second-quarter results, represent a reduction of between 5 percent and 10 percent to the full-year revenue guidance we gave at the start of the current fiscal year, and an average annual growth rate of 35 percent over fiscal 2004 revenue. We expect pro-forma EPS for both the December-ending and March-ending quarters to be between $0.18 and $0.22 per share. These EPS estimates anticipate both the aforementioned revenue adjustments and significant increases in legal and administrative expenses resulting from the patent litigation we are engaged in with Synopsys. We expect these legal expenses to have a $0.01 per share to $0.02 per share impact on quarterly pro-forma EPS.”

A Financial Disclosure Supplement, containing detailed financial information intended to provide guidance and further insight into Magma’s business, will be made available online at http://investor.magma-da.com/supplement.cfm, in the Investor Relations section of the Magma website, when the company announces final second-quarter financial results, expected to be on Oct. 28.

Conference Call

Magma will discuss the preliminary results for its second quarter and financial guidance during a live conference call today at 2 p.m. PDT (5 p.m. EDT). The call will be available live by both webcast and telephone. To listen live via webcast, visit the Investor Relations section of Magma’s website at http://investor.magma-da.com/home.cfm. To listen live via telephone call either of the numbers below:

U.S. & Canada:	(800) 661-8947, conference ID #1361811
Elsewhere:	(706) 634-2358, conference ID #1361811

Following completion of the call, a webcast replay will be available at http://investor.magma-da.com/home.cfm through Oct. 13, 2004. Those without Internet access may listen to a replay by telephone through Oct. 13 by calling:

U.S. & Canada:	(800) 642-1687, conference ID #1361811
Elsewhere:	(706) 645-9291, conference ID #1361811

About Magma Design Automation

Magma provides leading software for designing highly complex integrated circuits while maximizing Quality of Results with respect to area, timing and power, and at the same time reducing overall design cycles and costs. Magma provides a complete RTL-to-GDSII design flow that includes prototyping, synthesis, place & route, and signal and power integrity chip design capabilities in a single executable, offering “The Fastest Path from RTL to Silicon”™. Magma’s software also includes products for advanced physical synthesis and architecture development tools for programmable logic devices (PLDs); capacitance extraction; and characterization and modeling. The company’s stock trades on Nasdaq under the ticker symbol LAVA. Visit Magma Design Automation on the Web at www.magma-da.com.

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Magma and Blast Fusion are registered trademarks and Blast Create, Blast Plan and “The Fastest Path from RTL to Silicon” are trademarks of Magma Design Automation Inc. All other product and company names are trademarks and registered trademarks of their respective companies.

Forward-Looking Statements:

Except for the historical information contained herein, the matters set forth in this press release, including statements about Magma’s projected financial results, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Magma’s final results for the second fiscal quarter could differ materially from those described by these statements as a result of the company’s customary quarterly financial closing procedures. These forward-looking statements are subject to additional risks and uncertainties that could cause actual results to differ materially including, but not limited to, increasing competition in the EDA market; Magma’s ability to successfully integrate recently acquired businesses and technologies; higher than anticipated costs related to patent litigation with Synopsys; the impact of the economic recession; effects terrorist activities or events in the Middle East may have on Magma, its customers and industry; any delay of customer orders or failure of customers to renew licenses; weaker-than-anticipated sales of the company’s products and services; weakness in the semiconductor or electronic systems industries; the ability to successfully manage the company’s expanding operations; the ability to attract and retain the key management and technical personnel needed to operate Magma successfully; the ability to continue to deliver competitive products to customers to help them get their products to market; and changes in accounting rules. Further discussion of these and other potential risk factors may be found in Magma’s public filings with the Securities and Exchange Commission (www.sec.gov). The company undertakes no additional obligation to update these forward-looking statements.